Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-190228 and 333-194928) of our report dated June 27, 2022, with respect to the financial statements and supplemental schedule of the SouthState Bank 401(k) Retirement Savings Plan included in this Annual Report on Form 11-K for the fiscal year ended December 31, 2021.

/s/FORVIS, LLP (Formerly Dixon Hughes Goodman LLP)

Asheville, North Carolina

June 27, 2022